Exhibit 99.1

PRESS RELEASE       Contact:    Carrizo Oil & Gas, Inc.
                                B. Allen Connell, Director of Investor Relations
                                Paul F. Boling, Chief Financial Officer
                                (713) 328-1000


CARRIZO OIL & GAS, INC. ANNOUNCES FIRST QUARTER 2005 FINANCIAL RESULTS

HOUSTON, May 10, 2005 -- Carrizo Oil & Gas, Inc. (Nasdaq: CRZO) today reported the Company's financial results for the first quarter of 2005, which included the following highlights:

o    Production of 2.35 Bcfe.

o    Revenue of $15.5 million.

o    Net Income of $2.6 million.

o    EBITDA, as defined below, of $10.6 million.

Revenues for the three months ended March 31, 2005 were $15.5 million as compared to $10.9 million during the quarter ended March 31, 2004. The increase in revenues was driven by higher prevailing oil and natural gas prices and higher natural gas production. Production volumes during the three months ended March 31, 2005 were 2.35 Bcfe as compared to 1.86 Bcfe during the first quarter of 2004 and essentially flat compared to our fourth quarter 2004 production. Carrizo's average oil sales price increased 52 percent to $50.65 per barrel from $33.33 per barrel during the first quarter of 2004, while the average natural gas sales price increased four percent to $6.19 compared to $5.95 per Mcf in the first quarter of 2004. The above prices include the cash effect of hedging activities.

After dividends and accretion of discount on preferred stock, the Company reported net income available to common shares ("Net Income") of $2.6 million, or $0.11 and $0.11 per basic and diluted share, respectively, for the three months ended March 31, 2005, as compared to $2.0 million, or $0.12 and $0.10 per basic and diluted share, respectively, for the same quarter during 2004.
Excluding the $0.6 million non-cash, after-tax impact of the stock option compensation expense related to the employee stock options repriced in 2000, Net Income for the quarter ended March 31, 2005 was $3.2 million, or $0.14 and $0.14 per basic and diluted share, respectively.

EBITDA (earnings before interest, income tax, depreciation and amortization expenses, and certain other non-cash items) during the first quarter of 2005 was $10.6 million, or $0.47 and $0.45 per basic and diluted share, respectively, as compared to $7.1 million, or $0.43 and $0.37 per basic and diluted share, respectively, during the first quarter of 2004.

Oil and gas operating expenses (excluding production taxes) increased to $1.3 million during the three months ended March 31, 2005 as compared to $1.0 million for the first quarter of 2004, largely due to the increased well count of the Barnett Shale wells.

Depreciation, depletion and amortization expenses ("DD&A") were $4.7 million during the three months ended March 31, 2005 ($1.99 per Mcfe) as compared to $3.2 million ($1.74 per Mcfe) during the first quarter of 2004. The increase in DD&A expense was due to an increase in the DD&A rate primarily due to additions to the proved property cost base.

General and administrative expenses ("G&A") increased to $2.6 million during the three months ended March 31, 2005 from $2.1 million during the same quarter of 2004. The increase in G&A was due primarily to higher incentive compensation costs of $0.3 million, higher base salary costs of $0.1 million and a $0.1 million increase in general office expenses.

Non-cash stock option compensation  expense was $1.0 million ($0.6 million after tax) for the three months ended March 31, 2005. This represents the quarter-to-quarter increase in value of employee stock options that were repriced in 2000.

Other income and expense for the first quarter of 2005 was a net expense of $0.2 million directly attributable to the non-cash equity in the loss of Pinnacle Gas Resources, Inc. ("Pinnacle") of $0.2 million (both before and after tax). Similarly, other income and expense for the first quarter of 2004 was a net charge of $0.2 million directly attributable to the non-cash equity in the loss of Pinnacle. Net losses are expected in this early phase of Pinnacle's development of its coalbed methane play, and are expected to continue in 2005.

Interest expense, net of amounts capitalized, was $0.6 million for the three months ended March 31, 2005 compared to an inconsequential amount for the three months ended March 31, 2004. The increase is directly attributable to the maximum interest expense that is capitalizable ("capitalizable interest") under GAAP which has typically been equal to or greater than the gross interest expense (i.e. interest expense before capitalization of interest expense) in each period. Starting in the fourth quarter 2004, the gross interest expense exceeded the capitalizable interest by an amount proportionate to the outstanding debt in excess of our unproved property balance.

"The highlights of 2005 to date were our 100 percent drilling success in both the Gulf Coast (six wells) and Barnett Shale (12 wells), and successful leasing in the Barnett bringing our total acreage position to more than 50,000 net acres," commented S.P. Johnson IV, Carrizo's President and Chief Executive Officer. "Although our 2005 drilling activity started off slowly, our activity level is now back to a normal pace with three rigs running in the Gulf Coast and two in the Barnett Shale (one vertical and one horizontal). Two additional Carrizo operated horizontal rigs will be drilling at the end of May. The first Carrizo operated horizontal Barnett Shale well in Parker County, Texas, the El Chico #2, began flowing to sales last week at 3.0 MMcfe/d. Carrizo has a 65 percent working interest and additional drillsites on the lease."

Carrizo Oil & Gas, Inc., is a Houston-based energy company actively engaged in the exploration, development, exploitation and production of oil and natural gas primarily in proven onshore trends along the Texas and Louisiana Gulf Coast regions and the Barnett Shale area in North

Texas. Carrizo controls significant prospective acreage blocks and utilizes advanced 3-D seismic techniques to identify potential oil and gas reserves and drilling opportunities.

Statements in this news release, including but not limited to those relating to the Company's or management's intentions, beliefs, expectations, hopes, projections, assessment of risks, estimations, plans or predictions for the future including potential effects or timing, cash flow, the expected timing of drilling of additional wells and other statements that are not historical facts are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward looking statements include the results and dependence on exploratory drilling activities, operating risks, oil and gas price levels, land issues, availability of equipment, weather and other risks described in the Company's Form 10-K for the year ended December 31, 2004 and its other filings with the Securities and Exchange Commission.

                        (Financial Highlights to Follow)

                             CARRIZO OIL & GAS, INC.
                            STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                                                         THREE MONTHS ENDED
                                                                                            MARCH 31,
                                                                                ---------------------------------
                                                                                      2005             2004
                                                                                ---------------   ---------------
Oil and natural gas revenues                                                     $  15,458,186     $  10,873,404
                                                                                ---------------   ---------------

Costs and expenses:
   Oil and natural gas operating expenses                                            1,265,310         1,000,814
   Production taxes                                                                    970,105           675,395
   Depreciation, depletion and amortization                                          4,677,838         3,246,596
   General and administrative expenses                                               2,600,454         2,132,508
   Accretion expense related to asset retirement obligations                            17,530             6,442
   Stock option compensation expense                                                   975,780             9,682
                                                                                ---------------   ---------------

Total costs and expenses                                                            10,507,017         7,071,437
                                                                                ---------------   ---------------


Operating income                                                                     4,951,169         3,801,967
                                                                                ---------------   ---------------

Other income and expenses, net                                                        (213,490)         (234,780)
Interest income                                                                         44,105            12,780
Interest expense, net of amounts capitalized                                          (608,464)          (43,397)
                                                                                ---------------   ---------------

Income before income taxes                                                           4,173,320         3,536,570
                                                                                ---------------   ---------------

Income taxes                                                                         1,587,080         1,353,148
                                                                                ---------------   ---------------

Net income                                                                           2,586,240         2,183,422
                                                                                ---------------   ---------------

Dividends and accretion of discount on preferred stock                                       -           197,995
                                                                                ---------------   ---------------

Net income available to common shares                                                2,586,240         1,985,427
                                                                                ===============   ===============

EBITDA, as defined (see table below)                                             $  10,630,738     $   7,073,692
                                                                                ===============   ===============

Basic net income per common share:                                               $        0.11     $        0.12
                                                                                ==============    ==============

Diluted net income per common share:                                             $        0.11     $        0.10
                                                                                ==============    ==============

Basic weighted average common shares outstanding                                    22,501,696        16,613,430
                                                                                ---------------   ---------------

Diluted weighted average common shares outstanding                                  23,402,248     $  19,284,153
                                                                                ---------------   ---------------

                                     (more)

                             CARRIZO OIL & GAS, INC.
                             CONDENSED BALANCE SHEET




                                                                                    03/31/05         12/31/04
                                                                                ---------------   ---------------
                                                                                           (unaudited)
ASSETS:
  Cash and cash equivalents                                                      $   8,263,502     $   5,668,000
  Other current assets                                                              11,672,828        15,965,885
  Property and equipment, net                                                      211,817,920       205,482,585
  Other assets                                                                       1,635,718         1,689,447
  Investment in Pinnacle Gas Resources, Inc.                                         5,007,223         5,229,134
                                                                                ---------------   ---------------

TOTAL ASSETS                                                                     $ 238,397,191     $ 234,035,051
                                                                                ===============   ===============

LIABILITIES AND EQUITY:
  Accounts payable and accrued liabilities                                       $  25,077,283     $  30,682,970
  Current maturities of long-term debt                                                  88,213            89,653
  Long-term notes payable                                                           21,032,207        18,032,002
  Long-term subordinated notes payable, net                                         45,686,543        44,852,384
  Deferred income taxes                                                             18,719,731        18,112,950
  Other liabilities                                                                  1,477,911         1,406,567
  Equity                                                                           126,315,303       120,858,525
                                                                                ---------------   ---------------

TOTAL LIABILITIES AND EQUITY                                                     $ 238,397,191     $ 234,035,051
                                                                                ===============   ===============

(1) Income tax expense for the three months ended March 31, 2005 includes a $1,538,330 provision for deferred income taxes and a $48,750 provision for currently payable franchise taxes. Income tax expense for the three months ended March 31, 2004 includes a $1,308,148 provision for deferred income taxes and a $45,000 provision for currently payable franchise taxes.

(2) Long-term subordinated notes payable are presented net of discounts of $1,862,381 and $1,987,206 as of March 31, 2005 and December 31, 2004,
     respectively.

(3) Stock option compensation expense is a non-cash charge resulting from the change in the price of the stock underlying employee stock options that were repriced in February 2000.

(4) In February 2002, the Company consummated the sale of $6.0 million of convertible participating preferred stock and warrants to purchase shares of the Company's common stock. All of the convertible participating preferred stock was converted into 1,318,125 shares of common stock during 2004.

(5) During the three and twelve months ended March 31, 2005 and December 31, 2004, 334,210 and 2,928,611 warrants were converted into 304,669 and 2,159,627 shares of common stock, respectively.

                                     (more)

                             CARRIZO OIL & GAS, INC.
                              NON-GAAP DISCLOSURES
                                   (unaudited)


                                                                                      THREE MONTHS ENDED
                                                                                            MARCH 31,
                                                                                ---------------------------------
Reconciliation of Net Income to EBITDA                                               2005              2004
---------------------------------------------------------------------           ---------------   ---------------
Net income                                                                       $   2,586,240     $   2,183,422
                                                                                ---------------   ---------------

Adjustments:
  Depreciation, depletion and amortization                                           4,677,838         3,246,596
  Interest expense, net of amounts capitalized and interest income                     564,359            30,617
  Income taxes                                                                       1,587,080         1,353,148
  Equity in Pinnacle Gas Resources, Inc.                                               221,911           243,785
  Stock Option compensation expense (benefit)                                          975,780             9,682
  Accretion expense related to asset retirement obligations                             17,530             6,442
                                                                                ---------------   ---------------

EBITDA, as defined                                                               $  10,630,738     $   7,073,692
                                                                                ===============   ===============

EBITDA per basic common share                                                    $        0.47     $        0.43
                                                                                ===============   ===============

EBITDA per diluted common share                                                  $        0.45     $        0.37
                                                                                ===============   ===============

                             CARRIZO OIL & GAS, INC.
                          PRODUCTION VOLUMES AND PRICES
                                   (unaudited)

Production volumes-

    Oil and condensate (Bbls)                                                           64,784            87,123
    Natural gas (Mcf)                                                                1,965,958         1,338,776
    Natural gas equivalent (Mcfe)                                                    2,354,662         1,861,514

Average sales prices-

    Oil and condensate (per Bbl)                                                 $       50.65     $       33.33
    Natural gas (per Mcf)                                                        $        6.19     $        5.95
    Natural gas equivalent (per Mcfe)                                            $        6.56     $        5.84


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